                                      BYLAWS OF

                           WEBSITE MANAGEMENT COMPANY, INC.

                                 A Texas Corporation

                                      BYLAWS OF

                           WEBSITE MANAGEMENT COMPANY, INC.

                                  TABLE OF CONTENTS

                                                                        PAGE
ARTICLE I      OFFICES

Section 1.     Registered Office and Agent                                1
Section 2.     Other Offices                                              1

ARTICLE II     SHAREHOLDERS

Section 1.     Meetings                                                   1
Section 2.     Annual Meetings                                            1
Section 3.     Special Meetings                                           1
Section 4.     Fixing Record Date                                         1
Section 5.     Notice of Shareholders Meetings                            2
Section 6.     Voting List                                                2
Section 7.     Voting Shares                                              3
Section 8.     Quorum                                                     3
Section 9.     Majority Vote                                              3
Section 10.    Action by Shareholders Without Meeting                     3
Section 11.    Telephonic Meeting                                         4

ARTICLE III    DIRECTORS

Section 1.     Board of Directors                                         4
Section 2.     Number of Directors                                        4
Section 3.     Vacancies and Newly-Created Directorships                  4
Section 4.     Removal of Directors                                       5
Section 5.     Meetings                                                   5
Section 6.     First Meeting                                              5
Section 7.     Regular Meetings                                           5
Section 8.     Special Meetings                                           5
Section 9.     Quorum; Majority Vote                                      6
Section 10.    Consent of Directors                                       6
Section 11.    Telephonic Meeting                                         6
Section 12.    Committees of Directors                                    6
Section 13.    Compensation of Directors                                  7
Section 14.    Resignation                                                7


ARTICLE IV     NOTICES
Section 1.     Method of Notice                                           7
Section 2.     Waiver of Notice                                           7

ARTICLE V      OFFICERS

Section 1.     Officers                                                   8
Section 2.     Election                                                   8
Section 3.     Term; Removal; Resignation; Vacancies; Compensation        8
Section 4.     Chairman of the Board                                      8
Section 5.     President                                                  9
Section 6.     Vice Presidents                                            9
Section 7.     Controller                                                 9
Section 8.     Secretary and Assistant Secretaries                        9
Section 9.     Treasurer and Assistant Treasurers                        10

ARTICLE VI     CERTIFICATES AND SHAREHOLDERS

Section 1.     Certificates of Shares                                    10
Section 2.     Transfer of Shares                                        11
Section 3.     Registered Shareholders                                   12
Section 4.     Lost Certificates                                         12
Section 5.     First Right of Refusal on First Offering                  12
Section 6.     Options to Officers                                       12
Section 7.     Subchapter S Election                                     12

ARTICLE VII    INDEMNIFICATION; INSURANCE

Section 1.     Extent of Indemnification                                 13
Section 2.     Insurance                                                 13

ARTICLE VIII   GENERAL PROVISIONS

Section 1.     Distributions                                             13
Section 2.     Reserves                                                  13
Section 3.     Contracts                                                 13
Section 4.     Annual Statement                                          14
Section 5.     Deposits                                                  14
Section 6.     Books and Records                                         14
Section 7.     Checks                                                    14
Section 8.     Fiscal Year                                               14
Section 9.     Seal                                                      14

ARTICLE IX     BYLAWS

Section 1.     Amendment, Alteration and Repeal of Bylaws                14
Section 2.     Construction                                              15
Section 3.     Table of Contents; Headings                               15

                                      BYLAWS OF

                           WEBSITE MANAGEMENT COMPANY, INC.

                                 A Texas Corporation

                                      ARTICLE I
                                       OFFICES

     Section 1. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

     Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require or as may be desirable.

                                      ARTICLE II
                                     SHAREHOLDERS

     Section 1. MEETINGS. All meetings of shareholders for any purpose shall be held at such times and places, within or without the State of Texas, as shall be stated in the notices of the meetings or in executed waivers of notice thereof.

     Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held annually on the second Saturday of the month of February beginning in 1996 or at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least ten percent (10%) of all shares of stock entitled to vote at such meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.

     Section 4. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for the determination of shareholders, such date not to be more than sixty
(60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall be applied to any adjournment thereof except when the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 5. NOTICE OF SHAREHOLDERS MEETINGS. Written or printed notice stating the place, day and hour of each meeting of shareholders, and in case of a special meeting, the purpose or purposes for which it is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting.

     Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act, or the Articles of Incorporation of this Corporation or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

     Section 6. VOTING LIST. The officer or agent who has charge of the transfer books for shares shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares held by each shareholder. Such list shall be kept on file at the registered office of the Corporation and shall be subject to the inspection of any shareholder during usual business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder. The original stock ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to the identity of the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

     Section 7. VOTING SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (a) to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by law. At any meeting of shareholders, a shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and is coupled with an interest.

     Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used. Treasury shares, shares of the Corporation's own stock owned by another corporation (the majority of the shares of which is owned or controlled by the Corporation) and shares of the Corporation's own stock held by the Corporation in a fiduciary capacity shall not be voted (directly or indirectly) at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 8. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to be voted, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws. If, however, a quorum shall not be present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 9. MAJORITY VOTE. When a quorum is present at any meeting, the vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Articles of Incorporation or these Bylaws, a greater vote is required in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum.

     Section 10. ACTION BY SHAREHOLDERS WITHOUT MEETING. Any action required to be taken at a meeting of shareholders of the Corporation, or any action which may be taken at a meeting of shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts.

     Section 11. TELEPHONIC MEETING. Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                     ARTICLE III
                                      DIRECTORS

     Section 1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 2. NUMBER OF DIRECTORS. The initial Board of Directors shall consist of the number of Directors named in the Articles of Incorporation. Thereafter, the number of Directors to be elected shall from time to time be fixed and determined by resolution adopted by the Board of Directors from time to time or by the shareholders at the annual meeting. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article III, and each Director elected shall hold office until the next succeeding annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Directors need not be residents of the State of Texas or shareholders of the Corporation.

     Section 3. VACANCIES AND NEWLY-CREATED DIRECTORSHIPS. Vacancies occurring on the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum. A Director elected to fill the vacancy shall be elected for the unexpired term of his predecessor in office.

     The number of Directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of any increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders, provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     Notwithstanding the foregoing, whenever the holders of any class or series of shares of stock of the Corporation are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly-created directorships of such class or series to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series then in office or by a sole remaining Director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining Directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

     Section 4. REMOVAL OF DIRECTORS. Except to the extent limited by law, the Articles of Incorporation or these Bylaws, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors. If the Articles of Incorporation should be amended so as to permit cumulative voting or if cumulative voting shall otherwise become effective as to the Corporation and if less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

     Section 5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Texas. The Chairman of the Board, the President or the Secretary shall provide all Directors with notice of all meetings in accordance with Article IV hereof.

     Section 6. FIRST MEETING. The first meeting of each newly-elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the Directors then elected and serving, such time or place shall be changed.

     Section 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice, at such time and place as shall from time to time be determined by the Board of Directors.

     Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on not less than three (3) hours' notice to each Director. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of the sole Director. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 9. QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, a majority of the number of Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws; provided, however, that if a Board of one Director shall be authorized, then one Director shall constitute a quorum and the act of that one Director shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. CONSENT OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each Director signs one of the counterparts.

     Section 11. TELEPHONIC MEETING. Unless otherwise restricted by the Articles of Incorporation, subject to the provisions required or permitted by law and these Bylaws for notice of meetings, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 12. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the whole Board, from time to time designate from among the members of the Board of Directors one or more committees, each committee to consist of one or more members.

     Except as limited by law, the Articles of Incorporation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Incorporation, these Bylaws or the resolution establishing such committee. The Board of Directors shall have power at any time to change the number, subject to the foregoing, and members of any such committee, to fill vacancies and to discharge any such committee.

     Section 13. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

     Section 14. RESIGNATION. Any Director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director who does not, for any reason whatsoever, stand for election at any meeting of shareholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the Corporation need not receive any written notice to evidence such resignation.

                                      ARTICLE IV
                                       NOTICES

     Section 1. METHOD OF NOTICE. Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, Director, or shareholder, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, Director or shareholder at his address as it appears on the records of the Corporation, or (b) by any other method permitted by law (including but not limited to telegram and, in the case of Directors, by telephone). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                      ARTICLE V
                                       OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board (if the Board of Directors shall determine the election of such officer to be appropriate), a President, and a Secretary, and may consist of such other officers and agents as the Board of Directors may deem necessary, including an assistant president, one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Treasurer, a controller, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

     No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, the Articles of Incorporation, these Bylaws or any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. None of the officers need be a Director or a shareholder of the Corporation.

     Section 2. ELECTION. Without limiting the right of the Board of Directors to choose officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the Board of Directors, at its first regular meeting after each annual meeting of shareholders or as soon thereafter as conveniently practicable, shall elect the officers of the Corporation and such agents as the Board of Directors shall deem necessary or desirable.

     Section 3. TERM; REMOVAL; RESIGNATION; VACANCIES; COMPENSATION. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors for the unexpired portion of the term.

     The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such compensation by reason of his also being a Director.

     Section 4. CHAIRMAN OF THE BOARD. The Board of Directors, by resolution, may elect a member of the Board to serve as the Chairman of the Board of Directors. The Chairman of the Board may also be an officer of the Corporation. As such, he may have general and active management of the business of the Corporation, shall preside at all meetings of shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other authority and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 5. PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors, shall have and exercise direct charge of and general supervision over the business affairs and employees of the Corporation. He shall also have such other authority and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or these Bylaws. The President shall, if there is no Chairman of the Board, or in the absence or disability of the Chairman of the Board, be the chief executive officer of the Corporation, preside at all meetings of shareholders and of the Board of Directors, and perform the duties and exercise the powers of the Chairman of the Board.

     Section 6. VICE PRESIDENTS. The Board of Directors, by resolution, may appoint one or more Vice Presidents. Vice Presidents shall have such authority and perform such duties as may be delegated, permitted or assigned from time to time by the President or the Board of Directors and, in the event of the absence, unavailability or disability of the President, or in the event of his inability or refusal to act, shall perform the duties and have the authority and exercise the powers of the President in the order of their seniority, unless otherwise determined by the Board of Directors.

     Section 7. CONTROLLER. If a Controller is appointed, the Controller shall have charge of the Corporation's books of account, records and auditing.

     Section 8. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall have the duty of recording the proceedings of the meetings of shareholders and Board of Directors in a minute book to be kept for that purpose and shall perform all like duties for any committees. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary or an Assistant Secretary shall have safe custody of the seal of the Corporation and he, or an Assistant Secretary, when authorized and directed by the Board of Directors, shall affix the same to any instrument requiring it and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer or an Assistant Treasurer. The Secretary also shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe or authorize.

     The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate.

     In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and of shareholders shall be recorded by such person as shall be designated by the Board of Directors.

     Section 9. TREASURER AND ASSISTANT TREASURERS. If a Treasurer is designated as an officer of the Corporation by the Board of Directors, the Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts and records of receipts and disbursements and other transactions in books belonging to the Corporation and shall deposit, or see to the deposit of, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or under the authority of the Board of Directors. He may also: (a) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation; (b) sign or cause to be signed all checks issued by the Corporation; and (c) pay out or cause to be paid out money as the Corporation may require, taking vouchers therefor. In addition, he shall perform such other duties as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. The Board of Directors may by resolution delegate, with or without power to re-delegate, any or all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and to provide that other officers, employees and agents shall have the power to sign checks, vouchers, orders or other instruments on behalf of the Corporation. The Treasurer shall render to the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

     If a Treasurer is not designated as an officer of the Corporation, the functions of the Treasurer shall be performed by the President, the Secretary or such other officer or officers of the Corporation as shall be designated by the Board of Directors at any time or from time to time.

     The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors or the President may from time to time prescribe, authorize or delegate. If required by the Board of Directors, the Assistant Treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

                                      ARTICLE VI
                            CERTIFICATES AND SHAREHOLDERS

     Section 1. CERTIFICATES OF SHARES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall be signed by the President or any Vice President, and by the Secretary or any Assistant Secretary, and may be


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

sealed with the seal of the Corporation or facsimile thereof. Any or all of the signatures upon the certificate may be facsimiles. If any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates for shares shall be in such form as shall be in conformity to law or as may be prescribed from time to time by the Board of Directors.

     In the event the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the Corporation is authorized to issue shares of any preferred or special class or series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office. Each certificate representing shares issued by the Corporation (A) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, or (B) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (ii) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

     Section 2. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.


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

     Section 3. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Texas law.

     Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such sureties, assurances or indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     Section 5. FIRST RIGHT OF REFUSAL ON FIRST OFFERING. The Corporation has made an offering as set out in an INVESTMENT LETTER AND UNIT SUBSCRIPTION AGREEMENT. All persons who subscribe for such offering and who are issued stock shall have the option to participate in any future offerings of stock in an amount which is sufficient to enable the Subscriber to maintain a pro rata percentage ownership in the Company. This first Right of Refusal on subsequent offerings shall extend only to the Subscriber and only as long as the Subscriber shall own shares in the Company. This right is not subject to transfer to subsequent transferees should Subscriber sell or transfer by any means other than inheritance or bequeathal of any or all Subscriber's shares in the future. The Right of Refusal shall be available for a reasonable period of time not to exceed thirty (30) days from the date of any subsequent offering and notice of the offering shall be provided to Subscriber by registered or certified mail, return receipt requested. The Right of Refusal shall entitle Subscriber to purchase shares on the same terms and conditions as are currently offered to others on any offering which is the subject of this paragraph.

     Section 6. OPTIONS TO OFFICERS. The Corporation may issue stock options to officers after June 30, 1996, but only with the consent of sixty (60%) percent of the outstanding stock of the Company owned by persons who are not then officers of the Corporation.

     Section 7. SUBCHAPTER S ELECTION. If the Corporation elects Subchapter S, and any period of time during which it is an S corporation, no shareholder shall take any action, or inaction, which would cause the termination of such election, and each shareholder shall take whatever action is necessary to continue and perfect the S election, it being understood that the determination of whether or not the Corporation will be or continue to be an S corporation is vested in the Corporation's board of directors.



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

                                     ARTICLE VII
                              INDEMNIFICATION: INSURANCE

     Section 1. EXTENT OF INDEMNIFICATION. The Corporation shall indemnify and advance expenses to any person who (i) is or was a Director, officer, employee, or agent of the Corporation or (ii) serves or has served at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act; notwithstanding the foregoing, however, the Corporation may indemnify and advance expenses to an officer, employee or agent, or any person who is identified in (ii) of the first clause of this Article VII and who is not a Director to such further extent, consistent with law, as may be provided by the Corporation's Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or by contract, or as otherwise permitted or required by common law.

     Section 2. INSURANCE. The Corporation may purchase and maintain insurance or other arrangement, at its expense, to protect itself and any such director, officer, employee, agent or person as specified in Section 1 of this Article VII, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Texas Business Corporation Act.

                                     ARTICLE VIII
                                  GENERAL PROVISIONS

     Section 1. DISTRIBUTIONS. The Board of Directors, at its discretion, at any regular or special meeting, may by resolution authorize and the Corporation may make distributions, subject to any restrictions contained in the Articles of Incorporation and to the limitations prescribed by law. The term "distribution" shall have the meaning assigned to it by the Texas Business Corporation Act.

     Section 2. RESERVES. Before payment of any distributions, the Board of Directors by resolution from time to time, in their absolute discretion, may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, including without limitation a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or for such other purpose as the Directors deem beneficial to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. CONTRACTS. Subject to the provisions of Article V, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 4. ANNUAL STATEMENT. On request, the Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

     Section 5. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

     Section 6. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     Section 7. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 8. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 9. SEAL. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                      ARTICLE IX
                                        BYLAWS

     Section 1. AMENDMENT, ALTERATION AND REPEAL OF BYLAWS. The Board of Directors may amend or repeal these bylaws, or adopt new bylaws unless:

     (1) The Articles of Incorporation or the Texas Business Corporation Act reserves the power exclusively to the shareholders in whole or in part; or

     (2) The shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw.

     Unless the Articles of Incorporation or a bylaw adopted by the shareholders provide otherwise as to all or some portion of these bylaws, the shareholders may amend, repeal, or adopt these bylaws even though these bylaws may also be amended, repealed or adopted by the Board of Directors.

     Section 2. CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

     (a) The remainder these Bylaws shall be considered valid and operative, and

     (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     Section 3. TABLE OF CONTENTS: HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, the table of contents and headings shall be subordinated in importance to the other written material.

     I, the undersigned, being the Secretary of WebSite Management Company, Inc. do HEREBY CERTIFY THAT the foregoing are the Bylaws of said corporation, as adopted by the written consent of the Board of Directors of said Corporation as of the 27th day of September, 1995.


                         /s/ Albert Lee Thurburn
                         ------------------------------------------
                         ALBERT LEE THURBURN, Secretary






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